UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2022
Faraday Future Intelligent Electric Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)
(310) 415-4807
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 26, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) entered into an agreement (the “Amendment”) with FF Aventuras SPV XI, LLC, FF Adventures SPV XVIII LLC, FF Ventures SPV IX LLC and FF Venturas SPV X LLC, entities affiliated with ATW Partners LLC (collectively, the “Investors”), to extend the maturity date, adjust the conversion price and otherwise amend the terms (as described further below) of certain existing convertible promissory notes (the “Notes”) held by the Investors with a combined original aggregate principal amount of approximately $73.9 million. The Notes were issued in 2021 to the Investors pursuant to the Second Amended and Restated Note Purchase Agreement, dated as of October 9, 2020 (as amended from time to time, the “NPA”), among certain subsidiaries of the Company and guarantors party thereto, U.S. Bank National Association, as the notes agent, Birch Lake Fund Management, LP, as the collateral agent, and the note purchasers party thereto.

The Company is actively engaged in confidential discussions and negotiations with entities affiliated with ATW Partners LLC and with other potential investors with respect to additional senior secured debt financing for the Company. No definitive agreements have been entered into with respect to additional senior secured debt financing, and there can be no assurance that the Company will be able to successfully obtain additional financing in a timely manner or on acceptable terms, if at all.

Pursuant to the Amendment:

•the maturity date of each of the Notes was extended to October 31, 2026. This extension does not, however, defer the accrual of interest to the new maturity date. Interest shall accrue on the Notes at 10% per annum following February 10, 2023;

•the conversion price of each of the Notes was adjusted to equal the lesser of (x) $10.00, (y) 95% of the per share daily volume weighted average prices (“VWAPs”) of the Company’s common stock during the 30 trading days immediately prior to the applicable conversion date and (z) the lowest effective price per share of common stock (or equivalents) issued or issuable by the Company in any financing of debt or equity after July 26, 2022, subject to possible adjustment as set forth therein (the “Set Price”). However, from July 26, 2022 to December 30, 2022, the conversion price of each of the Notes is equal to the lesser of (i) the Set Price, and (ii) 92% of the lowest of the VWAPs during the seven (7) trading days immediately prior to the applicable conversion date;

•a “forced conversion” feature was added to each of the Notes that allows the Company, on or after December 31, 2022, to cause the conversion of all or part of, in the aggregate among all of the Notes, up to $35 million principal amount of the Notes less any principal amount of the Notes voluntarily converted by the holder thereof after July 26, 2022, subject to certain conditions as set forth in the Amendment;

•the date by which the Investors must exercise their option to purchase additional “Subordinated Intermediate Last Out Optional Notes” from the Company under the terms of the NPA was extended to July 20, 2023; and

•within 45 days of the date on which at least $50 million in senior secured convertible term loans have been funded to the Company by the Investors or their affiliates under the “Tranche A Loans” facility currently under negotiation among the Company and the Investors (the “Tranche A Facility”) (which funding by the Investors or their affiliates is conditioned upon the Company obtaining binding commitments for at least $100 million in additional financing) (the “Collateral Trigger Date”), subject to agreement by the Company and the Investors on the terms of such Tranche A Facility, the Amendment provides that the Company and the Investors will enter into a security agreement to secure the obligations under the Notes with a junior lien on substantially all of the assets that secure the Tranche A Facility.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

1

No.	Description of Exhibits
10.1
Amendment letter agreement, dated as of July 26, 2022, among Faraday Future Intelligent Electric Inc., FF Aventuras SPV XI, LLC, FF Adventures SPV XVIII LLC, FF Ventures SPV IX LLC and FF Venturas SPV X LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: August 1, 2022	By:	/s/ Becky Roof
	Name:	Becky Roof
	Title:	Interim Chief Financial Officer
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